Exhibit 10.18

STEVEN CROCKETT
DEFERRED COMPENSATION PLAN
ADOPTION AGREEMENT
(Including Code §409A provisions)

Nonqualified Deferred Compensation Plan
Adoption Agreement
NONQUALIFIED
DEFERRED COMPENSATION PLAN
ADOPTION AGREEMENT

The undersigned, CITY BANK, TEXAS (“Employer”) and STEVEN CROCKETT (“Participant”), by execution of this Adoption Agreement hereby establishes this Nonqualified Deferred Compensation Plan (“Plan”) consisting of the Basic Plan Document, this Adoption Agreement and all other Exhibits and documents to which they refer. The Employer makes the following elections concerning this Plan. All capitalized terms used in the Adoption Agreement have the same meaning given in the Basic Plan Document. References to “Section” followed by a number in this Adoption Agreement are references to the Basic Plan Document.

ARTICLE I
DEFINITIONS

1.06     Change in Control. Change in Control means (choose (a) or choose one of (b), (c) or (d)):

☐	(a) Not applicable. Change in Control does not apply for purposes of this Plan.

☒	(b) All events. Change in Control means all events under Section 1.06.

☐	(c) Limited events. Change in Control means only the following events under Section 1.06 (choose one or two of (i), (ii) and (iii)):

☐ (i) Change in ownership of the Employer.

☐ (ii) Change in the effective control of the Employer.

☐ (iii) Change in the ownership of a substantial portion of the Employer’s assets.

☒
(d)   (Specify): For the purposes of Sections 3.02(e) and 4.01(b)(ii) of the Adoption Agreement, Change in Control means all events under Section 1.06 except transfers of stock made on account of death, gifts, transfers of stock between family members or the acquisition by any qualified retirement plan sponsored by South Plans Financial, Inc. shall not be considered in determining whether there has been a Change of Control.

Note: The Employer may not use the blank in (d) to specify events not described in Treas. Reg. §1.409A-3(i)(5). However, the Employer may increase the percentages required to trigger a Change in Control under one or all three of the listed events.

1.10     Effective Date. The effective date of the Plan is (choose one of (a) or (b)):

☐	(a) New Plan. This Plan is a new Plan and is effective __________________.

Note: The effective date should be no earlier than January 1, 2008.

☒
(b)   Restated Plan. This Plan is a restated Plan and is restated effective as of January 1, 2008.   The Plan is restated to comply with Code §409A. The Plan was originally effective September 1, 2002 (Original Effective Date).

Note:  If the Plan (whether or not in written form) was in effect before January 1, 2008, the Plan is a restated Plan.

Nonqualified Deferred Compensation Plan
Adoption Agreement
1.18     Plan Name. The name of the Plan as adopted by the Employer is:  Steven Crockett Deferred Compensation Plan.

1.19     Retirement Age. A Participant’s Retirement Age under the Plan is (choose only one of (a)-(d)):

☐	(a) Not applicable. Retirement Age does not apply for purposes of this Plan.

☒	(b) Age. The Participant’s attainment of age: 65.

☐	(c) Age and service. The Participant’s attainment of age ____ with ____ Years of Service (defined under 1.27) with the Employer.

☐	(d) (Specify): .

1.27     Year of Service. The following apply in determining credit for a Year of Service under the Plan (choose (a) or choose one or more of (b) – (e)):

☐	(a) Not applicable. Year of Service does not apply for purposes of this Plan.

☒
(b)    Year of continuous service. To receive credit for one Year of Service, the Participant must remain in continuous employment with the Employer (or render contract service to the Employer) for a twelve-month period, the first such period beginning on theParticipant’s initial date of employment and successive periods beginning on the anniversary of such date.

☐
(c)    Service on any day. To receive credit for one Year of Service, the Participant only need be employed by the Employer (or render contract service to the Employer) on any day of the Participant’s Taxable Year.

☒	(d) Pre-Plan service. The Employer will treat service before the Plan’s Effective Date for determining Years of Service as follows (choose one of (i) or (ii)):

☒ (i) Include.

☐ (ii) Disregard.

☐	(e) (Specify):	.

ARTICLE III
VESTING AND SUBSTANTIAL RISK OF FORFEITURE

3.01  Vesting Schedule/Other Substantial Risk of Forfeiture. The following vesting schedule or other Substantial Risk of Forfeiture applies to a Participant’s Termination Benefit (choose (a) or choose one or more of (b) – (f)):

☐	(a) Immediate vesting. 100% Vested at all times with respect to the applicable Benefit.

☒	(b) Vesting schedule – Separation from Service Benefit. The Participant’s applicable Benefit is subject to the following vesting schedule:

Nonqualified Deferred Compensation Plan
Adoption Agreement
Years of Service	Vesting %
1	10%
2	20%
3	30%
4	40%
5	50%
6	55%
7	60%
8	65%
9	70%
10	75%
11	80%
12	85%
13	90%
14	95%
15	100%

☒
(c)    Other Substantial Risk of Forfeiture. (Specify): Any of the following conditions, determined in the sole judgment of the Employer, shall result in a forfeiture of Participant’s Benefit and shall apply even if any of the conditions specified is determined to not constitute a Substantial Risk of Forfeiture as defined in Treas. Reg. §1.409A-1(d).

(i)
Discharge for Cause.  If the Participant is Discharged for Cause, Participant’s Benefit is forfeited.  “Discharge for Cause” shall mean the termination of Participant’s employment with the Employer as a result of any of the following:

(A)	the Participant’s commission of a felony or gross misdemeanor involving fraud or dishonesty;

(B)	the Participant’s willful violation of any banking law, rule, or banking regulation;

(C)	an intentional failure by Participant to perform stated duties; or

(D)	a breach of fiduciary duty by Participant involving personal profit.

If a dispute arises as to whether a termination of Participant’s employment constitutes “Discharge for Cause,” such dispute shall be resolved by arbitration as set forth in Section 6.10 of the Basic Plan Document.  If the Participant resigns due to any of the conduct described above, the Employer may deny Participant’s Benefit.

(ii)	Death. If the Participant dies, Participant’s Benefit is forfeited.

(iii)
Proprietary Information of Employer.  Employer promises to give Participant “trade secrets” and confidential information during the course of Participant’s employment.  In return, Participant agrees not to use or disclose Employer’s “trade secrets” or confidential information after Participant’s Separation from Service.  If Participant, directly or indirectly, makes known, discloses, furnishes or utilizes any of the “trade secrets” or confidential information of the Employer other than in the proper performance of Participant’s duties or as required by a court of competent jurisdiction or other administrative or legislative body, provided that, prior to disclosing any of the confidential information to a court or other administrative or legislative body, Participant shall promptly notify the Employer so it may seek a protective order or other appropriate remedy, Participant’s Benefit is forfeited.  “Trade Secret” shall mean any devices, secret inventions, processes and compilations of information and records owned by Employer and regularly used in the operation of the business of the Employer.  Participant acknowledges direct and indirect disclosure of any such confidential information to existing or potential competitors of Employer would place Employer at a competitive disadvantage and would do damage, monetary or otherwise, to Employer. Participant agrees to return all confidential information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Employer at any time upon request by the Employer and upon Separation from Service.

Nonqualified Deferred Compensation Plan
Adoption Agreement
(iv)
Non-Competition.  Ancillary to the agreements in (iii), Participant agrees not to engage in “Competition” with the Employer in any county where the Employer maintains a branch office from the Effective Date until the second anniversary following the earliest payment event to occur under Article IV of the Adoption Agreement (the Non-Competition Period). If Participant engages in “Competition” with the Employer in any county where the Employer maintains a branch office during the Non-Competition Period, Participant’s Benefit is forfeited.  “Competition” shall mean the Participant’s engaging in, or directly or indirectly being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, licensor, trustee, broker, agent, stockholder, member, owner, joint venturer or partner of, or permitting his name to be used in connection with the activities of any other business or organization which is engaged in the same business as the business of the Employer.  It shall not be a violation of the Non-Competition clause for Participant to:

(A)	become the registered or beneficial owner of less than five percent (5%) of any class of capital stock of a competing corporation registered under the Securities Exchange Act of 1934, as amended; or

(B)
be employed by an entity which engages in the same business as the business of the Employer so long as Participant does not directly perform services for or work within a division or business unit of such entity which engages in the business of the Employer.

(v)	Solicitation of Employer’s Customers. During the Non-Competition Period, if the Participant does any of the following, directly or indirectly, Participant’s Benefit is forfeited:

(A)	solicit from any of Employer’s customers business of the same or similar nature to the business between Employer and customer;

(B)	solicit the employment or services of any person who at the time is employed by or a consultant to the Employer; or

(C)	make any statements or comments of a defamatory or disparaging nature to third parties regarding Employer or its officers, directors, personnel, product, or services.

(vi)	Forfeiture.

(A)
Forfeiture.  If at any time it is determined in the sole judgment of the Employer the Participant has engaged in any provision of Section 3.01(c)(iii), (iv), or (v) of the Adoption Agreement, the Participant’s Benefits shall be forfeited and the Participant shall repay to the Employer any and all Benefits already received, including Benefits paid as a lump sum, without prejudice to the Employer’s right to pursue other equitable and legal remedies for enforcement and recovery.

(B)
Other Relief.  A material breach by Participant of any of the provisions of Section 3.01(c)(iii), (iv), or (v) of the Adoption Agreement will cause the Employer irreparable injury and would not be reasonably or adequately compensated for by damages in an action at law.  Participant therefore agrees the Employer shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining Participant from any such violation.

Nonqualified Deferred Compensation Plan
Adoption Agreement
(C)
Construction.  It is the intent of the Participant and Employer that if, in the opinion of any court of competent jurisdiction or arbitrator, any provision set forth in the Plan is not reasonable in any respect, or any provision should be deemed to exceed the time, geographic or occupational limits permitted by applicable law, such court or arbitrator shall have the right, power and authority to modify any and all such provisions and to enforce the remainder of the Plan as so modified.

Note: An Employer may elect both a vesting schedule and an additional Substantial Risk of Forfeiture. In such event, a Participant failing to satisfy the conditions resulting in a Substantial Risk of Forfeiture will forfeit his/her Benefit, even if 100% Vested under any vesting schedule.

3.02 Immediate Vesting upon Specified Events. A Participant’s applicable Benefit is 100% Vested without regard to Years of Service as follows: (choose (a) or choose one or more of (b) – (e)):

☐	(a) Not Applicable.

☐	(b) Retirement Age. Upon the date the Participant attains Normal Retirement Age.

☐	(c) Death. Upon the Participant’s date of death.

☒	(d) Disability. Upon a determination of Participant’s Disability prior to the Participant’s Separation from Service.

☒	(e) (Specify):	Upon a Change in Control prior to the Participant’s Separation from Service	.

Note: An early vesting provision generally does not result in prohibited acceleration of benefits under Code §409A. See Section 4.02(C).

ARTICLE IV
BENEFIT PAYMENTS

4.01 Participant’s Benefit shall be either (a), (b), or (c), based on the earliest payment event to occur:

☒	(a) Retirement Benefit. If the Participant has not Separated from Service with Employer and has attained Normal Retirement Age, the Employer shall pay to Participant:

(i)	Annual payments each in the amount of $36,150,

(ii)	Commencing upon the first day of the second month following Participant’s attainment of Normal Retirement Age and thereafter annually on each successive anniversary of the first payment date.

(iii)	At Participant’s death after payments have begun, the Plan shall terminate and all benefits shall cease and be forfeited, including any future benefits or vested benefits.

☒	(b) Separation from Service Benefit.

(i)
Except as provided in (ii), if the Participant Separates from Service with the Employer for any reason other than death, Disability, or Discharge for Cause prior to attaining Normal Retirement Age, Employer shall pay to Participant:

Nonqualified Deferred Compensation Plan
Adoption Agreement
(A)
A lump sum amount equal to the Benefit Liability Balance as of the end of the year preceding the year in which the Participant Separated from Service multiplied by the Participant’s Vested Percentage.  The schedule of the “Benefit Liability Balances” are set forth on Exhibit “A”.

(B)	On the first day of the twenty-fourth month following the Participant’s Separation from Service from the Employer.

(C)	If the Participant dies before the payment is made, the Plan shall terminate and all benefits shall cease and be forfeited, including any future benefits or vested benefits.

(ii)	If the Participant Separates from Service within two years after a Change of Control for any reason other than Discharge for Cause or Disability, the Employer shall pay to Participant:

(A)	Annual payments each in the amount of $36,150,

(B)	Commencing upon the first day of the second month following Participant’s attainment of Normal Retirement Age and thereafter annually on each successive anniversary of the first payment date.

(C)
If the Participant dies before the payments begin or after payments have begun, the Plan shall terminate and all benefits shall cease and be forfeited, including any future benefits or vested benefits.

☒	(c) Disability Benefit. In the event the Participant is determined to be Disabled before the attainment of Normal Retirement Age or Separation from Service, the Employer shall pay to the Contingent Disability Trust:

(i)
a lump sum payment of the Benefit Liability Balance as of the end of the year  preceding the year in which the Participant is determined to be Disabled.  The schedule of the “Benefit Liability Balances” are set forth on Exhibit “A”.

(ii)	on the first day of the second month following the date the Participant is determined to be Disabled.

(iii)	If the Participant dies before the payment is made, the Plan shall terminate and all benefits shall cease and be forfeited, including any future benefits or vested benefits.

4.02  Medium of Payment. The form of payment will be (choose only one of (a) - (c)):

☒	(a) Cash only.

☐	(b) Property only.

☐	(c) Property or cash (or both).

Note: A choice between cash or property is not subject to Code §409A. See Treas. Reg. §1.409A-2(a)(1).
The Plan treats this election as not being subject to the timing rules applicable to payment elections.

4.02(B) Change payment elections. The Plan (choose only one of (a) or (b); choose (c) if (b) applies and choose (d) if applicable):

☐	(a) Change payment elections not permitted. Does not permit a Participant, a Beneficiary or the Employer to make a change payment election in accordance with Section 4.02(B).

Nonqualified Deferred Compensation Plan
Adoption Agreement
☒	(b) Permits change payment elections. Permits changes payment elections or changes to a change payment elections in accordance with Section 4.02(B) and as follows (choose one or more of (i) -(iv) ):

☐	(i)	Participant election. Permits a Participant to make change payment elections.

☒	(ii)	Employer election. Permits the Employer to make change payment elections.

☐	(iii)	Beneficiary election. Permits a Beneficiary following the Participant’s death to make change payment elections.

☐	(iv) (Specify):___________________________________________ (e.g., a Beneficiary may make a change payment election only if the Participant had the right to do so, OR a Participant may make a change payment election only after attaining age 60).

☒	(c) Limit on number of change payment elections. The number of change payment elections (as to any initial payment election) that a Participant, a Beneficiary or the Employer (as applicable) may make is (choose one of (i) or (ii)):

☒	(i)	Unlimited. Not limited except as required under Section 4.02(B).

☐	(ii)	Limited. Limited to: ________ (specify number).

☐	(d) (Specify):_____________________________________________________(e.g., permits change payment elections only as to specified Benefits).

4.05(B) Election changes/Irrevocability. A Participant who makes a change payment election which the Employer has accepted:

    (a)       Change payment elections. (choose one of (i), (ii) or (iii)):

☐     (i) May change. May change the change payment election as to the Deferred Compensation to which the election applies. Where the payment event is a Specified Time or a Fixed Schedule, the Participant may change the election until the applicable deadline under Section 4.02(B)(1)(a). Where the change payment election relates to any other payment event (not a Specified Time or a Fixed Schedule), the Participant must make the change within 30 days following the Participant’s making of the change payment election which the Participant seeks to change. Any change to a change payment election made after the change payment election becomes irrevocable is a new change payment election.

☐ (ii) May not change. May not change the change payment election as to the Deferred Compensation to which the election applies.

☒ (iii) Not applicable. As elected above, a Participant may not make a change payment election.

Nonqualified Deferred Compensation Plan
Adoption Agreement
EMPLOYER SIGNATURE

The Employer hereby agrees to the provisions of this Plan, and in witness of its agreement, the Employer, by its duly authorized officer, has executed this Adoption Agreement on March 6, 2008.

Name of Employer:	City Bank Texas

Signed:	/s/ Cory T. Newsom

CEO and President	[Name/Title]

PARTICIPANT SIGNATURE

The Participant hereby agrees to the provisions of this Plan and in witness of its agreement, the Participant has executed this Adoption Agreement on March 6, 2008.

Name of Participant: STEVEN CROCKETT

Signed:	/s/ Steven Crockett

City Bank
Crockett, Steven B
February 4, 2008
End of Year Age: 36
Retirement Age: 65
Age At Death: 85

End of Year	Total Benefit Liability Balance
2007	$5,200
2008	7,099
2009	9,251
2010	11,685
2011	14,430
2012	17,,520
2013	20,990
2014	24,881
2015	29,237
2016	34,105
2017	39,538
2018	45,592
2019	52,331
2020	59,823
2021	68,143
2022	77,374
2023	87,604
2024	98,933
2025	111,467
2026	125,324
2027	140,632
2028	157,529
2029	176,170
2030	196,720
2031	219,360
2032	244,289
2033	271,723
2034	301,896
2035	335,066
2036	363,471
2037	351,871
2038	339,399
2039	325,993
2040	311,581
2041	296,089
2042	279,434
2043	261,530
2044	242,284
2045	221,594
2046	199,353
2047	175,443
2048	149,740
2049	122,110
2050	92,406
2051	60,476
2052	26,150

AMENDMENT TO STEVEN CROCKETT DEFERRED COMPENSATION PLAN

This Amendment is made and adopted this 19th day of December, 2014 to be effective January 1, 2015, by CITY BANK, TEXAS (“Employer”) to the STEVEN CROCKETT DEFERRED COMPENSATION PLAN (the “Plan”).

W I T N E S S E T H:

WHEREAS, Employer has heretofore adopted and maintained the Plan; and

WHEREAS, Employer now desires to amend the Plan.

NOW, THEREFORE, to carry such Amendment in to effect, the Plan and all instruments thereof heretofore executed are hereby amended effective immediately as follows:

I.
Section 4.01 shall be amended to read as follows:

4.01 Participant’s Benefit shall be either (a), (b), or (c), based on the earliest payment event to occur:

☒	(a) Retirement Benefit. If the Participant has not Separated from Service with Employer and has attained Normal Retirement Age, the Employer shall pay to Participant:

(i)	Annual payments each in the amount of $50,000.00,

(ii)	Commencing upon the first day of the second month following Participant’s attainment of Normal Retirement Age and thereafter annually on each successive anniversary of the first payment date.

(iii)	At Participant’s death after payments have begun, the Plan shall terminate and all benefits shall cease and be forfeited, including any future benefits or vested benefits.

☒	(b) Separation from Service Benefit.

(i)
Except as provided in (ii), if the Participant Separates from Service with the Employer for any reason other than death, Disability, or Discharge for Cause prior to attaining Normal Retirement Age, Employer shall pay to Participant:

(A)
A lump sum amount equal to the Benefit Liability Balance as of the end of the year preceding the year in which the Participant Separated from Service multiplied by the Participant’s Vested Percentage.  The schedule of the “Benefit Liability Balances” are set forth on Exhibit “A”.

(B)	On the first day of the twenty-fourth month following the Participant’s Separation from Service from the Employer.

(C)	If the Participant dies before the payment is made, the Plan shall terminate and all benefits shall cease and be forfeited, including any future benefits or vested benefits.

(ii)	If the Participant Separates from Service within two years after a Change of Control for any reason other than Discharge for Cause or Disability, the Employer shall pay to Participant:

(A)	Annual payments each in the amount of $50,000.00,

(B)	Commencing upon the first day of the second month following Participant’s attainment of Normal Retirement Age and thereafter annually on each successive anniversary of the first payment date.

(C)
If the Participant dies before the payments begin or after payments have begun, the Plan shall terminate and all benefits shall cease and be forfeited, including any future benefits or vested benefits.

☒	(c) Disability Benefit. In the event the Participant is determined to be Disabled before the attainment of Normal Retirement Age or Separation from Service, the Employer shall pay to the Contingent Disability Trust:

(i)
a lump sum payment of the Benefit Liability Balance as of the end of the year  preceding the year in which the Participant is determined to be Disabled.  The schedule of the “Benefit Liability Balances” are set forth on Exhibit “A”.

(ii)	on the first day of the second month following the date the Participant is determined to be Disabled.

(iii)	If the Participant dies before the payment is made, the Plan shall terminate and all benefits shall cease and be forfeited, including any future benefits or vested benefits.

II.

Exhibit A as referenced above shall be amended to the values as set forth on the copy of such Exhibit A attached to this Amendment.

III.

The Plan, as amended hereinabove, and all instruments thereof heretofore executed be and are hereby ratified and affirmed.

CITY BANK, TEXAS

By:	/s/ Curtis Griffith
Title:	Chairman
Authorized Officer

“Employer”

Participant Plan Summary

Schedule A City Bank Steve Crockett

End of Year	Benefit Liability Balance
2014	$39,798
2015	60,318
2016	82,725
2017	107,210
2018	133,983
2019	163,273
2020	195,331
2021	230,432
2022	268,874
2023	310,985
2024	357,124
2025	407,682
2026	463,085
2027	523,799
2028	590,334
2029	580,860
2030	570,674
2031	559,725
2032	547,954
2033	535,300
2034	521,698
2035	507,075
2036	491,356
2037	474,458
2038	456,292
2039	436,764
2040	415,771
2041	393,204
2042	368,944
2043	342,865
2044	314,830
2045	284,692
2046	252,294
2047	217,466
2048	180,026
2049	139,778
2050	96,512
2051	50,000